As filed with the Securities and Exchange Commission on October 27, 2004
                                                          Registration No. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             1-800-FLOWERS.COM, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                             11-3117311
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)
      1600 Stewart Avenue
      Westbury, New York                                        11590
(Address of principal executive offices)                      (Zip Code)

                             1-800-FLOWERS.COM. Inc.
                          2003 Long Term Incentive and
                                Share Award Plan

                                 James F. McCann
                             1-800-Flowers.com, Inc.
                               1600 Stewart Avenue
                            Westbury, New York 11590
                     (Name and address of agent for service)
                                 (516) 237-6000
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    copy to:
                            William M. Hartnett, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------


                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be     Amount to be        Proposed Maximum           Proposed Maximum               Amount of
      Registered (1)            Registered      Offering Price Per Share    Aggregate Offering Price (2)  Registration Fee
                                                            (2)                                                 (2)

2003 Long Term Incentive      7,500,000 shares              N/A                        N/A                      N/A
  and Share Award Plan

Class A Common Stock,         7,500,000 shares              $8.11                 $ 60,825,000                $7,706.53
  par value $.01 per share


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant's common stock reported on the Nasdaq National Market for October 25, 2004.

                                EXPLANATORY NOTE


     1-800-Flowers.com, Inc. ("1-800-Flowers.com" or the "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 7,500,000 shares of Class A Common Stock authorized for issuance under the Registrant's 2003 Long Term Incentive and Share Award Plan (the "2003 Plan").

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   DOCUMENTS INCORPORATED BY REFERENCE.
          -----------------------------------


     The  following  documents  have  been  filed  by the  Registrant  with  the
Securities  and  Exchange   Commission   (the   "Commission")   and  are  hereby
incorporated by reference in this Registration Statement:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended June 27, 2004, filed with the Commission on September 9, 2004;

     (b) The Registrant's current report on Form 8-K dated August 5, 2004, filed with the Commission on August 10, 2004; and

     (c) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement No. 000-26841 on Form 8-A filed with the Commission on July 27, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's Class A Common
Stock, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, pursuant to which the Registrant has agreed to indemnify such directors and officers to the fullest extent permitted by the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS.
          --------

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.       Description
----------        -----------
4.1               Reference is made to Registrant's Registration Statement on
                  Form 8-A (File No. 000-26841), which is incorporated herein by reference pursuant to Item 3(c) of this Registration
                  Statement.

5                 Opinion of Cahill Gordon & Reindel LLP.
23.1              Consent of Ernst & Young LLP, Independent Registered Public
                  Accounting Firm
23.2              Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5)
24.1              Powers of Attorney authorizing execution of Registration
                  Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to the Registration
                  Statement).
99.1              1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share
                  Award Plan


ITEM 9.   UNDERTAKINGS.
          ------------

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3)of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2003 Long Term Incentive and Share Award Plan.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 30th day of September, 2004.


                                        1-800-FLOWERS.COM, INC.

                                        By:   /s/ James F. McCann
                                              ------------------------------
                                              Name:  James F. McCann
                                              Title: Chief Executive Officer
                                              Chairman of the Board of Directors

     Each person whose signature appears below in so signing also makes, constitutes and appoints James F. McCann and William E. Shea, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of Class A Common Stock of the Company to be issued under the 1-800-Flowers.com, Inc. 2003 Long Term Incentive and Share Award Plan, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of September 30, 2004 by the following persons in the capacities indicated.

Dated:   September 30, 2004             By:    /s/ James F. McCann
                                                   -------------------
                                                   James F. McCann
                                                   Chief Executive Officer
                                                   Chairman of the Board

Dated:   September 30, 2004             By:    /s/ William E. Shea
                                                   -------------------
                                                   Senior Vice President Finance
                                                   and Administration

Dated:   September 30, 2004             By:    /s/ Christopher G. McCann
                                                   -------------------------
                                                   Christopher G. McCann
                                                   Director
                                                   President

Dated:   September 30, 2004             By:    /s/ John J. Conefry, Jr.
                                                   ------------------------
                                                   John J. Conefry, Jr.
                                                   Director

Dated:   September 30, 2004             By:    /s/ Leonard J. Elmore
                                                   ---------------------
                                                   Leonard J. Elmore
                                                   Director

Dated:   September 30, 2004             By:    /s/ T. Guy Minetti
                                                   ------------------
                                                   T. Guy Minetti
                                                   Director
                                                   Vice Chairman

Dated:   September 30, 2004             By:    /s/ Kevin J. O'Connor
                                                   ---------------------
                                                   Kevin J. O'Connor
                                                   Director

Dated:   September 30, 2004             By:    /s/ Mary Lou Quinlan
                                                   --------------------
                                                   Mary Lou Quinlan
                                                   Director

Dated:   September 30, 2004             By:    /s/ Jeffrey C. Walker
                                                   ---------------------
                                                   Jeffrey C. Walker
                                                   Director

                                INDEX TO EXHIBITS

Exhibit No.      Description

4.1 Reference is made to Registrant's Registration Statement on Form 8-A (File No. 000-26841), which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

5                Opinion of Cahill Gordon & Reindel LLP.
23.1             Consent of Ernst & Young LLP, Independent Registered Public
                 Accounting Firm
23.2             Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5)
24.1             Powers of Attorney authorizing execution of Registration
                 Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to the Registration
                 Statement).
99.1             1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share
                 Award Plan